POWER OF ATTORNEY

We, the undersigned Trustees of the registered investment companies listed on Schedule A attached hereto (each, a “Fund”), hereby severally constitute and appoint each of Wu-Kwan Kit, Ryan G. Leshaw, and David C. Sullivan, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of any Fund on Form N-14, all Pre-Effective Amendments to any such Registration Statement of such Fund, any and all subsequent Post-Effective Amendments to such Registration Statement, including, without limitation, pursuant to Rule 462(d), any and all supplements, proxy materials or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b),and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by the New York Stock Exchange or any other exchange on which a Fund’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority a Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business or to engage in a reorganization, merger or liquidation in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as any of us might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof. This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology (collectively, an “E-signature”), whether it is a computer-generated signature, an electronic copy of the party’s true ink signature or otherwise.

Name	Capacity	Date

/s/ Deborah A. DeCotis Deborah A. DeCotis	Trustee	April 29, 2021

/s/ Sarah E. Cogan Sarah E. Cogan	Trustee	April 29, 2021

/s/ David N. Fisher David N. Fisher	Trustee	April 29, 2021

/s/ Hans W. Kertess Hans W. Kertess	Trustee	April 29, 2021

/s/ Joseph B. Kittredge, Jr. Joseph B. Kittredge, Jr.	Trustee	April 29, 2021

/s/ John C. Maney John C. Maney	Trustee	April 29, 2021

/s/ William B. Ogden, IV William B. Ogden, IV	Trustee	April 29, 2021

/s/ Alan Rappaport Alan Rappaport	Trustee	April 29, 2021

SCHEDULE A

FUND NAME AND SYMBOL

1.	PIMCO DYNAMIC CREDIT AND MORTGAGE INCOME FUND	PCI
2.	PIMCO DYNAMIC INCOME FUND	PDI
3.	PIMCO INCOME OPPORTUNITY FUND	PKO